UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, New York 14224
(Address of principal executive offices) (ZIP Code)

(888) 554-8789

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2025, Worksport Ltd., a Nevada corporation (the “Company”), held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”).

As of the close of business on October 16, 2025, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 16,787,559 shares of the Company’s common stock and 100 shares of Series A Preferred Stock issued and outstanding. Holders of common stock are entitled to one vote per share. The Series A Preferred Stock is entitled to 51% of the total voting power of the Company regardless of the number of shares outstanding. Steven Rossi, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors (the “Board”), beneficially owns 100% of the outstanding Series A Preferred Stock.

At the Annual Meeting, a total of 12,369,649 shares of common stock were represented in person or by proxy, constituting 73.68% of the total outstanding shares and a quorum under Nevada law and the Company’s bylaws.

The final voting results for each proposal submitted to a vote of shareholders are set forth below.

1.	Election of the five nominees to the Board:

Name	Votes For	Withheld	Broker Non-Votes
Steven Rossi	9,675,695	55,322	2,638,632
Lorenzo Rossi	9,665,757	65,260	2,638,632
Craig Loverock	9,646,154	84,863	2,638,632
William Caragol	9,647,425	83,592	2,638,632
Ned L. Siegel	9,642,395	88,622	2,638,632

Shareholders elected each of the following five nominees to serve as directors until the Company’s 2026 annual meeting of shareholders or until their successors are duly elected and qualified.

2.	Ratification of the selection of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Abstentions
12,278,132	70,426	21,091

Shareholders approved the ratification of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.	Approval and ratification of certain non-plan stock option grants previously approved by the Board pursuant to Nasdaq Listing Rule 5635(c):

Votes For	Votes Against	Withheld	Broker Non-Votes
9,430,486	268,847	31,684	2,638,632

Shareholders approved and ratified certain non-plan stock option grants previously approved by the Board pursuant to Nasdaq Listing Rule 5635(c).

4.	Approval of amendments to the Worksport Ltd. 2022 Equity Incentive Plan to change the evergreen formula from an annual increase to a quarterly increase and increase the evergreen percentage from 15% to 18%:

Votes For	Votes Against	Withheld	Broker Non-Votes
9,158,974	525,156	46,887	2,638,632

Shareholders approved amendments to the Company’s 2022 Equity Incentive Plan to (i) change the evergreen formula from an annual increase to a quarterly increase, and (ii) increase the evergreen percentage from 15% to 18% of outstanding common stock, determined as of the last day of each calendar quarter.

5.	Approval of the adjournment of the Annual Meeting to permit further solicitation of proxies, if necessary or appropriate:

Votes For	Votes Against	Withheld
11,893,967	263,718	211,964

Shareholders approved the adjournment of the Annual Meeting to permit further solicitation of proxies, if necessary or appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date:	December 12, 2025	By:	/s/ Steven Rossi
		Name:	Steven Rossi
		Title:	Chief Executive Officer (Principal Executive Officer)